Exhibit 99.1

GrowLife, Inc. Announces Reverse Stock Split

Kirkland, Wash., November 26, 2019, GrowLife, Inc. (OTC:PHOT) (the “Company” or “GrowLife”), one of the nation's most recognized indoor cultivation product and service providers, today announced a 1-for-150 reverse split of its issued and outstanding common stock effective November 27, 2019. The common stock will begin trading on a split-adjusted basis on November 27, 2019 on OTC Markets under the ticker symbol “PHOTD”. The “D” is appended at the end of the ticker symbol for twenty (20) trading days at which time the symbol will revert back to “PHOT.”

The Reverse Stock Split was previously approved by the Company’s shareholders at the Company’s December 6, 2018 annual meeting of stockholders. The approvals provided discretion to the Board to implement the Reverse Stock Split by the end of 2019.

As a result of the Reverse Stock Split, every one hundred and fifty (150) shares of the issued and outstanding common stock of the Company will be converted into one (1) share of common stock. All fractional shares created by the Reverse Stock Split will be rounded up to the nearest whole share. Each shareholder will receive at least one share. By implementing the reverse stock split, the Company also hopes to gain broader access to the institutional investment community and improve the marketability and liquidity of the common stock for its shareholders and investors.

“Now is the right time for a reverse split and this is a great move for GrowLife.  Our expected impact from our 2020 CBD clone starter business will need a company structured for such growth and benefits.  With the reverse we see greater access to capital, expect to shortly up-list to OTC QB thereby making it easier for shareholders to trade with more brokerage houses, and ultimately positions GrowLife to better serve our shareholder base at a more manageable level.”

Additional information about the reverse stock split can be found in the Company’s Form 8-K filed with the Securities and Exchange Commission on November 22, 2019.

Additionally, on October 9, 2019, the Board approved the reduction of authorized capital stock, whereby the total number of authorized common stock of the Company decreased from 6,000,000,000 by a ratio of 1 for 50, to 120,000,000 shares. As a result of the reduction, the Company has an aggregate 130,000,000 authorized shares consisting of : (i) 120,000,000 shares of common stock, par value $0.0001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share.

About GrowLife, Inc.

GrowLife, Inc. (PHOT) aims to become the nation’s largest cultivation service provider for cultivating organics, herbs and greens and plant-based medicines. Our mission is to help make our customers successful. Through a network of local representatives covering the United States and Canada, regional centers and its e-Commerce team, GrowLife provides essential goods and services including media, industry-leading hydroponics and soil, plant nutrients, and thousands more products to specialty grow operations. GrowLife is headquartered in Kirkland, Washington and was founded in 2012.

Public Relations Contact:
CMW Media
Cassandra Dowell, 858-264-6600
cassandra@cmwmedia.com
www.cmwmedia.com
Investor Relations Contact:
info@growlifinc.com
206-483-0059

FORWARD LOOKING STATEMENT:
This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of GrowLife, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words may, would, will, expect, estimate, can, believe, potential and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond GrowLife, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.